UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549
                                      _______________




                                        FORM 8-K
                               Current Report Pursuant
                              To Section 13 or 15(d) of
                        The Securities Exchange Act of 1934
                                     _______________

         Date of Report (date of earliest event reported): February 25, 1999

                                        UStel, Inc.
                   (Exact name of registrant as specified in its charter)
                                      _______________

                                         Minnesota
                       (State or Other Jurisdiction of Incorporation)







0-24098                                                            95-4362330
(Commission File Number)                   (IRS Employer Identification Number)




      2033 6th Avenue, Suite 401, Seattle, Washington  98121-2516  (206)505-4600
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5. - OTHER EVENTS

Removal of Frank Bonadio from the Board of Directors

On January 19,1999, the Board of Directors removed Frank Bonadio as a member of the Board.

Hiring of Ernst & Young.

UStel has recently hired Ernst & Young to (i) assist UStel with conducting and evaluating its operations and (ii) make recommendations to UStel's Board of Directors regarding the operations and alternatives available to UStel for enhancing or otherwise preserving value to UStel's equity and debt holders, vendors and creditors, including but not limited to the possible filing of a petition for bankruptcy under Chapter 11 or Chapter 7 of the United States Bankruptcy Code.

Forensic Audit Report

On January 19, 1999, the Independent Committee to the Board of Directors
(the "Committee") issued its findings in connection with the completion of the forensic audit report conducted by Arthur Andersen (the "Report"). The Report was initiated as a result of concerns raised by the Board of Directors regarding the financial condition of Arcada and the suspected non-disclosure of certain liabilities, inaccurate accounting procedures and interested party transactions. The Report found that certain accounting errors, merger related expenditures, interested party transactions and management decisions regarding certain expenditures were made and, accordingly, impacted Arcada's financial condition. UStel is currently analyzing its alternatives with respect to the conclusions of the Report.

Amendment Number One to Loan and Security Agreement

Pursuant to Amendment Number One to Loan and Security Agreement, dated November 25, 1998 (the "Amendment"), Coast Business Credit, a division of Southern Pacific Bank, Goldman Sachs Credit Partners, L.P. (together, the "Lenders") and UStel, Inc. ("UStel") amended the Loan and Security Agreement, dated as of June 25, 1998 (the "Loan Agreement"). Prior to the Amendment, UStel was in default under certain provisions of the Loan Agreement.

The Amendment reduced the maximum amount of financing from $35,000,000 to a total of $22,294,444.21, accelerated the due date of the Loan Agreement to December 30, 1998, provided for a reduction in the revolving line of credit, from $12,500,000 to $5,643,920, a $15,000,000 term loan, $832,168 in capital expenditure loans and $818,356.21 to guarantee UStel's obligations to Worldcom Network Services, Inc. Pursuant to the Amendment, Lenders waived UStel's existing defaults under the Loan Agreement and accelerated the due date of the Loan Agreement to December 30, 1998.

As part of the Amendment, UStel issued Amended and Restated Warrants to Lenders (in lieu of previously issued warrants), with a term of five years, in the following amounts:

    Number of Shares                        Exercise Price
  Subject to Warrants                        Per Share

     7,891,106                                $0.21
     1,953,988                                $0.01

In connection with the Amendment, UStel agreed to pay Lenders an amendment fee in the amount of $200,000, and a guaranty fee in the amount of $150,000, which amounts were added to the principal amount of the financing as of the date of the Amendment. UStel agreed to retain an investment banking firm in order to pursue available financial options, including a possible infusion of equity or a merger or sale of UStel's business. On December 4, 1998, UStel hired Daniels & Associates, L.P. to assist UStel with these issues and to initiate the process for merging or selling UStel. UStel agreed to enter into a letter of intent with to effect such a financial option by no later than February 1, 1999, and to use its best efforts to consummate such a transaction by no later than April 1, 1999. UStel is currently in negotiations with certain prospective purchasers but has not reached an agreement in principle with any of these parties. UStel also agreed to restructure its bondholders' debt and other payables, and made certain covenants with respect to its cash flow and net revenues, effective through March 31, 1999. From January 1, 1999 to date, UStel has not reached agreement with its bondholders or otherwise been able to satisfy its obligations to various other creditors. Finally from January 1, 1999 through the present, UStel continues to be in breach of certain covenants set forth in the Amendment with respect to its cash flow and net income.

The maximum loan amount has been reached under Amendment One to the Loan and Security Agreement and the Company's current cash availability is limited to operating cash receipts.
On December 30, 1998, UStel defaulted on its loan agreement. At present, UStel receives funding from the lenders equal to its receipts on a weekly basis. Further, UStel is currently in default on a $500,000 debenture that bears interest at a rate of 12 % per annum, $750,000 of 14.75% debentures payable to Frank Bonadio and Keith Leppaluoto, $750,000 of Series A preferred stock at 14.75% payable to Frank Bonadio and Keith Leppaluoto and a $500,000 promissory note payable to Keith Leppaluoto at 10% per annum.


Change in Registrant's Principal Executive Offices

As of December 1, 1998, UStel relocated its principal executive offices from their former location at 6167 Bristol Parkway, Suite 100, Culver City, California 90232, telephone number (310) 645-4200, to their present location at 2033 6th Avenue, Suite 401, Seattle, Washington 98121-2296, telephone number (206) 505-4600. The relocation represented the merger and consolidation of UStel's Culver City, California operations into its Seattle, Washington operations.


Agreement to Hire Hank Bonde as Consultant

Effective December 14, 1998, UStel's Board of Directors contracted with Hank Bonde to act in a consultant capacity and to provide leadership and management of UStel's operations.

Litigation

UStel is currently a party to extensive and varied litigation matters which, in the aggregate, could have a material adverse effect on UStel if resolved adversely to UStel.


Bankruptcy

The Board of Directors is currently evaluating all of the operational, financial and legal issues facing UStel, and is analyzing all options available to UStel to preserve and protect value for shareholders, creditors, lenders, and other vendors of UStel, including but not limited to the possible filing of a petition for bankruptcy under Chapter 11 and Chapter 7 of the United States Bankruptcy Code.


ITEM 7 -  FINANCIAL STATEMENTS AND EXHIBITS

7(a) Not Applicable
7(b) Not Applicable
7(c) Exhibits.



EXHIBIT NUMBER           ITEM DESCRIPTION

10.69* Loan and Security Agreement entered into as of June 25, 1998, between and among Coast Business Credit, a division of Southern Pacific Bank, and Goldman Sachs Credit Partners LP, on one hand and on the other hand UStel, Inc. and Arcada Communications, Inc.

10.70*              Warrant to purchase 11,785,715 shares of UStel, Inc.
                    Common stock in favor of Goldman Sachs & Co. dated as of June 25, 1998.

10.71*              Warrant to purchase 714,285 shares of UStel, Inc.
                    Common Stock in favor of Coast Business Credit, a division of Southern Pacific Bank, dated as of June 25, 1998.

10.72*              Warrant to purchase 619,228 shares of UStel, Inc.
                    common stock in favor of Sutro & Co. Incorporated dated as of June 25, 1998.

10.73* Side Letter Agreement dated as of June 25, 1998, by and between Coast Business Credit, a division of Southern Pacific Bank and UStel, Inc. and Arcada Communications, Inc.

10.74 Amendment Number One to Loan and Security Agreement entered into as of November 25, 1998, between and among Coast Business Credit, a division of Southern Pacific Bank, and Goldman Sachs Credit Partners LP, on one hand and on the other hand UStel, Inc. and Arcada Communications, Inc.

10.75 Amended and Restated Warrant to purchase 8,438,652 shares of UStel, Inc. common stock in of favor Goldman Sachs & Co. dated as of November 25,1998.

10.76 Amended and Restated Warrant to purchase 1,406,442 shares of UStel, Inc. Common Stock in favor of Coast Business Credit, a division of Southern Pacific Bank, dated as of November 25, 1998.

* Previously filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K on July 14, 1998, and incorporated herein by reference.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: March 4, 1999          REGISTRANT

                              UStel, Inc.

                              BY:  /s/ David Otto
                              --------------------
                                       David Otto
                              ITS:  Secretary and General Counsel

EXHIBIT  10.74

AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this
"Amendment") is entered into as of November 25, 1998, by and among USTEL, INC., a Minnesota corporation ("UStel"), and ARCADA COMMUNICATIONS, INC., a Washington corporation ("Arcada"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership ("Goldman") (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), on the other hand, and constitutes an amendment to that certain Loan and Security Agreement, dated as of June 25, 1998 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among UStel, Arcada and Lenders (hereinafter, collectively, the "Parties"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

W I T N E S S E T H
WHEREAS, the Parties desire to amend the Loan Agreement, in accordance with the amendment provisions of Section 16 thereof, as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Loan Agreement, effective immediately, as follows:


A.	AMENDMENTS TO LOAN AGREEMENT.
1.	Section 1.1 of the Loan Agreement hereby is amended by inserting each of the following definitions in their entirety:
"Amended PET" means that certain Amended and Restated Program
Enrollment Terms entered into on or about November 1, 1996 by and between UStel and Worldcom.
"Amendment Fee" has the meaning set forth in Section 2.14(f).
"Budget" means that operating and financial budget for the period from November 16, 1998, through January 31, 1999, in form and substance satisfactory to Lenders, a true and correct copy of which is attached hereto as Exhibit B.
"First Amendment" means that certain Amendment Number One to Loan and Security Agreement, dated as of November 25, 1998, by and among, Lenders and Borrowers.
"First Amendment Closing Date" means the later of (a) November 25,
1998, or (b) the date on which all conditions precedent to the First Amendment are satisfied or waived by Lenders.
"Guaranty Fee" has the meaning set forth in Section 2.14(g).
"Investment Bankers" has the meaning set forth in Section 6.19.
"Maturity Date" has the meaning set forth in Section 3.4.
"Restructure Agreements" has the meaning set forth in Section
6.22.
"Service Charges" means those gross measured and per call Switched
Service charges provided for in paragraph 3(A) of the Amended PET.
"Strategic Alternatives" has the meaning set forth in
Section 6.19.
"Worldcom" means Worldcom Network Services, Inc.
"Worldcom Guaranteed Amount" means the amount of Lenders' contingent obligations under the Worldcom guaranties set forth in Section 2.16(c).
"Worldcom Guaranties" means the Worldcom Note Guaranty and the
Worldcom Traffic Payables Guaranty.
"Worldcom Note" means that secured promissory note to be issued by UStel in favor of Worldcom in the original principal amount of $818,356.21.
"Worldcom Note Guaranty" means Lenders' guaranty of the amount outstanding at any designated time under the Worldcom Note as described in
Section 2.16(a).
"Worldcom Traffic Payables" means those Service Charges owed by
UStel to Worldcom for the months of September, October and November 1998 under the Amended PET.
"Worldcom Traffic Payables Guaranty" means Lenders' guaranty of the amount outstanding at any designated time under the Worldcom Traffic Payables as described in Section 2.16(a).
"12% Debentures" has the meaning set forth in Section 6.22.
"14.75% Debentures" has the meaning set forth in Section 6.22.

2.	Section 1.1 of the Loan Agreement hereby is amended by amending and restating in their entirety, the following definitions:
"Availability" means the amount of money that Borrower is entitled to borrow as Advances under Section 2.1 hereof.
"Loan Documents" means this Agreement, the First Amendment, the
Disbursement Letter, the Letters of Credit, the Worldcom Note Guaranty, the Worldcom Traffic Payables Guaranty, the Lockbox Agreements, the Stock Pledge Agreement, the Guaranty, the Guarantor Security Agreement, the Amended and Restated Warrants, the Side Letter Agreement, the Carrier Consent Agreements, any note or notes executed by Borrower and payable to the Agent or the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.
"Maximum Amount" means $22,294,444.21, which comprises the Maximum
Revolving Amount (i.e., $5,643,920), the Term Loan (i.e., $15,000,000), the Capital Expenditure Loans (i.e., $832,168), and the Worldcom Guaranty (i.e., $818,356.21).
"Maximum Revolving Amount" means $5,643,920, which comprises the sum of the outstanding balance of the Revolving Advances as of November 23, 1998 (i.e., $2,543,920), plus $2,750,000, plus the Amendment Fee (i.e.,
$200,000) plus the Guaranty Fee (i.e., $150,000).
"Obligations" means all loans, Advances, debts, principal, interest
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), the Amendment Fee, the Guaranty Fee, the Worldcom Guarantied Amount, contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Applicable Prepayment Premiums or
Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by each Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and any Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise; provided, however, that the Obligations shall not include that certain note, in the original principal amount of $250,000 and dated June 30, 1998, executed by Borrower and payable to Coast in its individual capacity.
"Warrants" means those certain common stock purchase warrants issued to the Lenders or their designees (in accordance with their Pro Rata Shares) by Borrower, in form and substance identical to those Amended and Restated Warrants attached hereto as Exhibits W-1 and W-2.

3.	Section 1.1 of the Loan Agreement hereby is amended by deleting the following definitions in their entirety: Acquisition Loan; Borrowing Base; Credit Reserve; Debt Service; Dilution; Dilution Reserve; Eligible Accounts; Renewal Date; and Tangible Net Worth.

4.	Section 2.1 of the Loan Agreement hereby is deleted and replaced with the following:
2.1	Revolving Advances.
(a)	Subject to the terms and conditions of this Agreement, and
during the term of this Agreement, each Lender agrees to make advances ("Advances") to Borrower on a weekly basis (i) in an amount no greater than the amount projected to be needed for such week in accordance with the Budget, provided, however, that any amount not borrowed in any given week may be carried forward for use in a subsequent week, and (ii) in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the Maximum Revolving Amount less the Letter of Credit Usage.
(b)	The Lenders shall have no obligation to make Advances
hereunder to the extent they would cause the outstanding Facility Usage to exceed the Maximum Amount.
(c)	Amounts borrowed pursuant to this Section 2.1 may be repaid
and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

5.	Section 2.2(a) of the Loan Agreement hereby is deleted in its entirety and replaced with the following:
2.2	Letters of Credit.
(a)	Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if the Letter of Credit Usage would exceed the lower of: (x) the Maximum Revolving Amount, less the amount of outstanding Advances; or (y) $500,000. Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and Agent acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than February 1, 1999, and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion.
If Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.9.

6.	Section 2.4 of the Loan Agreement hereby is deleted and replaced with the following:
2.4  Capital Expenditure Line.  As of the First Amendment Closing
Date, Lenders have made a series of term loans to Borrower (each, a "Capital Expenditure Loan") in the aggregate amount of $832,168. Each Capital Expenditure Loan is repayable in 48 equal monthly installments of principal, such installments are payable on the last day of each month commencing with the last day of the month during which the applicable Capital Expenditure Loan was made and continuing thereafter on the last day of each succeeding month until and including the date on which the unpaid balance of the Capital Expenditure Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under each Capital Expenditure Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Capital Expenditure Loans shall constitute Obligations.

7.	Section 2.5 of the Loan Agreement hereby is deleted in its
entirety.

8.	Section 2.9 of the Loan Agreement hereby is deleted in its
entirety and replaced with the following:
2.9	Interest, Guaranty Fees, and Letter of Credit Fees:  Rates,
Payments, and Calculations.
(a)	Interest Rate.  Except as provided in clause (b) below,
(i) all Obligations (except for undrawn Letters of Credit, the contingent obligations of Agent for the Worldcom Guaranteed Amount, the Term Loan and the Capital Expenditure Loans) shall bear interest at a per annum rate equal to
4.0 percentage points above the Base Rate; (ii) the Term Loan shall bear interest at a fixed per annum rate of 14.75 percent; and (iii) the Capital Expenditure Loans shall bear interest at a fixed per annum rate of 14.75 percent.
(b)	Letter of Credit and Guaranty Fee.  Borrower shall pay Agent a fee (in addition to the charges, commissions, fees and costs set forth in
Section 2.2 (e) and Section 2.16(d)) equal to 2.5% per annum times the aggregate undrawn amount of all outstanding Letters of Credit and the outstanding amount of the contingent obligations of Lenders for the Worldcom Guaranteed Amount.
(c)	Default Rate.  Upon the occurrence and during the
continuation of an Event of Default, (i) all Obligations (except for amounts undrawn under Letters of Credit or Worldcom Guaranties) shall bear interest at a per annum rate equal to 4.0 percentage points above the per annum rate otherwise applicable thereto hereunder, and (ii) the Letter of Credit and Worldcom Guaranty fee provided for above shall be increased by 4.0 percentage points above the per annum rate otherwise applicable hereunder.
(d) 	Minimum Interest.  In no event shall the rate of interest
chargeable under Section 2.9(a)(i) for any day be less than 9% per annum. To the extent that interest accrued hereunder at the rate set forth in such section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.
(e)	Payments.  Interest, Guaranty fees and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the last day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest, Guaranty fees and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
Section 2.2(e) and 2.16(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.14 (as and when accrued or incurred), and all installations or other payments due under the Worldcom Guaranties, Term Loan, the Capital Expenditure Loans, or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.
(f)	Computation.  The Base Rate as of the date of this Agreement is 7.75 % per annum. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.
(g)	Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

9.	Section 2.14 of the Loan Agreement hereby is amended by adding the following sections:
(f)	Amendment Fee.  On the First Amendment Closing Date, a
fee of $200,000, which shall be added to the principal amount of the
Obligations.
(g)	Guaranty Fee.  On the First Amendment Closing Date, a
fee of $150,000, which shall be added to the principal amount of the Obligations.

10.	New Section 2.16 hereby is added to the Loan Agreement:
2.16	Worldcom Guaranteed Amount.
(a)	Subject to the terms and conditions of this Agreement, and
subject to the execution and deliver by Worldcom, Borrowers, and Agent of a settlement agreement ("Worldcom Settlement Agreement") in form and substance agreements satisfactory to the Lenders in their sole discretion, Agent agrees to issue in favor of Worldcom guarantees of payment with respect to Borrower's obligations under the Worldcom Note (the "Worldcom Note Guaranty") and the Worldcom Traffic Payables (the "Worldcom Traffic Payables Guaranty"), both of which shall be in form and substance identical to those guaranties attached hereto as Exhibits G-1 and G-2, respectively (the Worldcom Note Guaranty and the Worldcom Traffic Payables Guaranty are collectively referred to as the "Worldcom Guaranties"). Borrower expressly understands and agrees that the Worldcom Guarantees are not a primary source for repayment of the Worldcom Note and the Worldcom Traffic Payables, and Borrower shall make all required payments under the Worldcom Note and Worldcom Traffic Payables when due.
(b)	Each Lender agrees to fund its Pro Rata Share of any amount
required to be paid under the Worldcom Guaranties set forth in Section 2.16(a). The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.2. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Worldcom Guaranties as provided in this Section 2.16(b), Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.
(c)	Borrower hereby agrees to indemnify, save, defend, and hold
Agent harmless from any loss, cost, expense, or liability, including payments made by Agent, expenses, and reasonable attorneys fees incurred by Agent arising out of or in connection with any Worldcom Guaranties (the "Worldcom Guaranteed Amount"). Borrower hereby agrees that all such amounts owed in connection with the Worldcom Guaranteed Amount shall constitute Obligations that are payable to Agent upon the earlier of demand therefor or upon termination of this Agreement, whether by its terms, by prepayment, by acceleration or otherwise. Borrower may, at its option and subject to availability under Section 2.1(a), repay all or any portion of the Worldcom Guaranteed Amount with Advances set forth in Section 2.1.
(d)	Any and all charges, commissions, fees, and costs incurred
by Agent relating to the Worldcom Guaranties shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.
(e)	Immediately upon the termination of this Agreement, Borrower agrees either (i) to provide cash collateral to be held by Agent in an amount equal to 105% of the Worldcom Guaranteed Amount, or (ii) cause to be delivered to Agent releases of all of Agent's obligations under the Worldcom Guaranties. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.16(e).

11.	Section 3.4 of the Loan Agreement is amended by deleting it in its entirety and replacing it with the following:
3.4	Term.
(a)	This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on February 1, 1999 ("Maturity Date"); provided, however, if UStel has failed to enter into definitive restructuring agreements with the holders of UStel's 12% Debentures and 14.75% Debentures by no later than December 30, 1998, the Maturity Date shall be December 30, 1998; and, provided, further, if Borrower (i) has entered into by no later than February 1, 1999, a letter of intent to sell Borrower's businesses on terms and conditions satisfactory to Lenders that would result in payment in full in cash of all Obligations due Lenders, and (ii) has submitted to the Lender Group an operating and financial budget for the period from February 1 through March 30, 1999, in form and substance satisfactory to Lenders, Lenders shall extend the Maturity Date to April 1, 1999.
(b)	The foregoing notwithstanding, the Lender Group shall have
the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

12.	Section 6 of the Loan Agreement hereby is amended by adding the following affirmative covenants:
6.20	Retention of Investment Banker.  Subject to the terms and
conditions of this Amendment, Borrowers agree that, no later than November 30 ,1998 (the failure to do so automatically constituting an Event of Default), they shall retain an investment banking firm ("Investment Bankers") reasonably acceptable to Lenders to do the following:
(a)	Scope of Services.  Borrowers agree to retain the Investment
Bankers to evaluate and to assist Borrowers in pursuing all financial options available to them whether in the form of an infusion of equity, a merger and/or sale of Borrowers' businesses ("Strategic Alternatives") on terms reasonably acceptable to Lenders.
(b)	Reports to Lenders.  Borrowers agree to provide Lenders with the following reports and information produced by the Investment Bankers:
(i)	at the time of the engagement of such Investment
Bankers, a copy of the agreement retaining the Investment Bankers, a written summary of the Strategic Alternatives being considered by such Investment Bankers, the steps to be taken in evaluating such Strategic Alternatives, including relevant milestones, and the target dates for such milestones;
(ii)	on a weekly basis from the date of engagement of the
Investment Bankers forward, a verbal and written report from the Investment Bankers regarding their progress in evaluating and pursuing the Strategic Alternatives;
(iii)	within 7 calendar days after the retention of the
Investment Bankers, a time-line for marketing the Borrower's businesses and meeting with potential investors in connection with pursuing the Strategic Alternatives, in form and substance satisfactory to Lenders; and
(iv)	by no later than December 15, 1998, the marketing
materials, such as an offering memorandum or reasonably equivalent document which details the Borrower's businesses and the Strategic Alternatives, in form and substance satisfactory to Lenders.
6.21	Implementation of Strategic Alternatives.  Borrowers agree:
(a) to enter into a letter of intent by no later than February 1, 1999, to effect an infusion of equity, a merger and/or sale of Borrower's businesses on terms and conditions satisfactory to Lenders that would result in payment in full in cash of all Obligations due Lenders; and (b) to use Borrower's best efforts to consummate such infusion of equity, merger or sale by no later than April 1, 1999.
6.22	Sale of Non-Core Businesses.  Immediately after the First
Amendment Closing Date, Borrower agrees to take all steps necessary to sell Borrower's wireless operations, including, without limitation, those operations conducted through the entity known as Pacific Cellular. Borrower agrees to enter into a definitive purchase and sale agreement for Pacific Cellular by no later than December 31, 1998, for an amount that is equal to or exceeds $2,000,000, and agrees to use best efforts to consummate such sale by no later than January 31, 1999. Borrower agrees to deposit all proceeds from such sales of Borrower's wireless operations into the Agent Account, and to apply such proceeds to reduce the Obligations and the Maximum Revolving Amount.
6.23	Restructure of Bondholders Debt..  By no later than December
30, 1998, UStel agrees to restructure its obligations to each of its holders of its 12% Convertible Subordinated Debentures (due December 31, 1998) which were issued on or about January 28, 1994 ("12% Debentures"), and to each of its holders of its 14.75% Convertible Subordinated Debentures, which were issued on or about June 25, 1998 ("14.75% Debentures"), on terms and conditions acceptable to Lenders ("Restructure Agreements").
6.24	Restructure of Other Payables.  By no later than
December 15, 1998, Borrower agrees to exercise Borrower's best efforts to negotiate favorable payment terms for Borrower's past-due payables (other than those to Worldcom and the holders of the 12% Debentures and 14.75% Debentures), including, without limitation, those owed to carriers, trade creditors, and any other notes payable by UStel and/or Arcada (including, without limitation, that certain Promissory Note dated July 1, 1998, payable to Keith Leppaluoto in the original principal amount of $520,388.40).
6.25	Cornwell Recommendations.  The board of directors of
Borrower agrees to give due consideration to the recommendations of Borrower's advisors, including, without limitation, the recommendations of the consulting team from Cornwell Consulting Services, Inc. delivered at the board meeting that took place on October 23, 1998, and, after such due consideration, to take appropriate action in furtherance of such recommendations.
6.26	Employment of Controller.  As soon as would be practicable,
but in no event later than 30 days after the First Amendment Closing Date, Borrower agrees either to employ a controller or to engage the services of a nationally recognized accounting firm with the appropriate staff to discharge the duties of such controller, either of whom must be reasonably acceptable to Lenders.
6.27	Reports.  Borrowers agree to provide Lenders with the
following reports:
(a)	by 5:00 p.m. (New York Time) on the third business day
of each week, a report that sets forth the variance between Borrowers' actual and projected collections, operating cash flow, non-operating cash flow and total cash flow for the immediately preceding calendar week;
(b)	by 5:00 p.m. (New York Time) on the third business day
of each week, a report that sets forth the variance between Borrowers' actual and projected retail long distance minute traffic for the immediately preceding calendar week;
(c)	by the twenty-fifth day of each month, Borrowers'
financial statement for the immediately preceding month;
(d)	by the fifteenth day of each month, a report showing
Borrowers' actual retail long distance minute traffic for the immediately preceding month;
(e)	by the fifth day of each month, a report showing the
actual Pacific Cellular subscribers for the immediately preceding month; and
(f)	by the fifteenth day of each month, a report showing
Borrowers' actual rate of Churn for the immediately preceding month.
6.28	Worldcom Payments.  Borrowers agree to make all required
payments under the Worldcom Note and the Worldcom Traffic Payables when due. If Borrowers receive from Euronet International Communications or any other party all or any portion of the $522,455 in total call charges alleged to be fraudulent, Borrowers agree immediately to forward such funds to Worldcom to reduce the outstanding amount of the Worldcom Note. Borrowers agree that the receipt of a notice of termination of telephony services by Worldcom or the actual termination of such services (in whole or in part) by Worldcom automatically will constitute an Event of Default.
6.29	Sale of Assets.  Borrowers agree to deposit all proceeds
from the sale of their assets into the Agent Account, and to apply such proceeds to reduce the Obligations and the Maximum Revolving Amount.
6.30	Bankruptcy Covenants.  In the event Borrowers commence a
bankruptcy proceeding under Title 11 of the United States Code, Borrowers agree that:
(a)	Borrowers shall not oppose any motion of Lenders for
relief from the automatic stay; and
(b)	Borrowers shall attempt to obtain Bankruptcy Court
approval for the sale of their businesses within 90 days of the commencement of their bankruptcy proceedings.
6.29	Borrowers covenant that they shall provide Agent with
opinions of counsel, in form and substance satisfactory to Agent and each of the Lenders, by no later than December 1, 1998 (the failure to do so automatically constituting an Event of Default).
13.	Section 7.21 of the Loan Agreement hereby is deleted in its
entirety and replaced with the following:
7.21	Financial Covenants.
(a)	Fail to achieve the following cumulative percentages of
Borrowers' projected collections, operating cash flow, non-operating cash flow and total cash flow as set forth on the Budget as of the dates indicated:
(i)	80% for the period from November 16 through
November 20, 1998.
(ii)	80% for the period from November 16 through
November 30, 1998.
(iii)	90% for the period from November 16 through
December 4, 1998.
(iv)	90% for the period from November 16 through
December 11, 1998.
(v)	90% for the period thereafter measured on the third
business day of each week on a trailing rolling four week basis ending on the applicable date set forth in the Budget.
(b)	Fail to achieve 90% of Borrowers' projected weekly retail
long distance minute traffic, which Lender shall measure on a weekly basis.
(c)	Fail to maintain:
(i)	Net Revenues.  Achieve Net Revenues of not less than
the amount shown below for the period corresponding thereto:
For the Month Ending            Minimum Net Revenue
                          UStel/Arcada     Pacific Cellular
November 30, 1998          $2,250,000          $550,000
December 31, 1998          $2,450,000          $550,000
January 31, 1999           $2,350,000          $600,000
February 28, 1999          $2,250,000          $600,000
March 31, 1999             $2,700,000          $625,000

(ii)	Gross Profit.  Achieve gross profits, determined in
accordance with GAAP on a consolidated basis consistent with past practice, of not less than the amount shown below for the period corresponding thereto:
For the Month Ending             Minimum Gross Profit
	                           UStel/Arcada      Pacific Cellular
November 30, 1998            $725,000          $225,000
December 31, 1998            $850,000          $225,000
January 31, 1999             $925,000          $250,000
February 28, 1999            $850,000          $250,000
March 31, 1999             $1,000,000          $250,000

(iii)	Profitability.  Achieve EBITDA of not less than the
amount shown below for the period corresponding thereto:
For the Month Ending               Minimum EBITDA
                           UStel/Arcada       Pacific Cellular
November 30, 1998           ($425,000)          $25,000
December 31, 1998           ($200,000)          $50,000
January 31, 1999            ($100,000)          $50,000
February 28, 1999           ($100,000)          $50,000
March 31, 1999               $100,000           $50,000

(iv)	Churn.  Borrower's Churn as calculated on a monthly
basis shall not exceed the amount shown below:
For the Month Ending        UStel/Arcada              Pacific Cellular
November 30, 1998            8.0%                           5.0%
December 31, 1998            7.0%                           5.0%
January 31, 1999             6.0%                           5.0%
February 28, 1999            5.0%                           5.0%
March 31, 1999               5.0%                           5.0%

(v)	Minimum Retail Long Distance Minutes.  Achieve minimum
retail long distance minutes not less than the amounts shown below:
Month Ending                       UStel/Arcada
November 30, 1998                   14,000,000
December 31, 1998                   15,250,000
January 31, 1999                    14,750,000
February 28, 1999                   14,000,000
March 31, 1999                      17,250,000

(vi)	Minimum Pacific Cellular Subscribers.  Maintain the
following minimum number of Pacific Cellular subscribers:
Month Ending                     Pacific Cellular
November 30, 1998                     7,250
December 31, 1998                     7,250
January 31, 1999                      7,500
February 28, 1999                     7,750
March 31, 1999                        8,000

B.	CONDITIONS PRECEDENT TO AMENDMENT.
The satisfaction of each of the following unless waived or deferred by Lenders in their sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

1.	UStel shall have executed and delivered to Lenders the Amended and
Restated Warrants.

2.	Borrowers shall have appointed from amongst their existing
officers and advisors a management team, or such other management team as Borrowers may select, either of which must be reasonably acceptable to Lenders, that would be committed to remain with Borrowers through the time period necessary to guide Borrowers through a restructuring or sale of Borrowers' businesses.

3.	The representations and warranties in this Amendment, the Loan
Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

4.	No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against the Borrowers or Lenders.

5.	Lenders shall have received the reaffirmation and consent of the
Guarantor attached hereto as Exhibit A, duly executed and delivered by an authorized officer of the Guarantor.

6.	After giving effect hereto, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

7.	No material adverse change shall have occurred in the financial condition of Borrowers or in the value of the Collateral that has not been disclosed to Lenders.

8.	Lenders shall have received this duly executed Amendment, which shall be in full force and effect.

9.	Agent shall have received a certificate from the Secretary of each
Person composing Borrower attesting to the resolutions of each such Person's Board of Directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which each such Person is a party and authorizing specific officers of such Person to execute the same.

10.	Agent shall have received copies of the Governing Documents of each Person composing Borrower, as amended, modified, or supplemented to the First Amendment Closing Date, certified by the Secretary of each such Person composing Borrower.

11.	Agent shall have received a certificate of status with respect to each Person Composing Borrower, dated within 10 days of the First Amendment Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each such Person, which certificate shall indicate that such Person is in good standing in such jurisdiction.

12.	Agent shall have received a certificate of status from Guarantor, dated within 10 days of the First Amendment Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Guarantor, which certificate shall indicate that Guarantor is in good standing in such jurisdiction.

13.	Agent shall have received a certificate of status with respect to each Person composing Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which such Person's failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Person is in good standing in such jurisdictions.

14.	Agent shall have received verification, in form and substance satisfactory to Agent, that all insurance premiums for the insurance required in Section 6.10 have been paid and that all insurance required under such section has been acquired and is otherwise current and enforceable.

15.	Agent shall have received an opinion of each of Borrowers'
counsel, in form and substance satisfactory to Agent and each of the Lenders in their sole discretion.

16.	Agent shall have received a certificate from the president, chief executive officer, or general counsel of Borrower that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest.

17.	Agent shall have received satisfactory evidence that there are no outstanding complaints against any Borrower made to any public utilities commission in any jurisdiction in which any Borrower operates, except such complaints that have been fully disclosed to the Lenders and are satisfactory to Agent and the Lenders.

18.	All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lenders and their counsel.

C.	WAIVERS OF EXISTING EVENTS OF DEFAULT.

1.	Acknowledgement of Defaults.  Borrowers acknowledge that breaches of the provisions of the Loan Agreement set forth on Exhibit D hereto have occurred and are continuing, and that such breaches constitute material Events of Default (the "Designated Events of Default") under the Loan Agreement.

2.	Consequence of Defaults.  Borrowers acknowledge and agree that pursuant to section 9 of the Loan Agreement, and as a result of the existence of the Designated Events of Default, Lenders have the right to, among other things, declare all Obligations immediately due and payable and terminate the Loan Agreement.

3.	Waiver.  Upon the effectiveness of this Amendment, Lenders hereby waive each of the Designated Events of Default. Such waiver is specific in time and in intent and does not constitute, nor should it be construed as constituting, except to the extent expressly set forth herein, a waiver or modification of any term of, or right, power, or privilege under, the Loan Agreement, the other Loan Documents, or any agreement, contract, indenture, document, or instrument mentioned therein. Except as, and to the extent, set forth herein: (a) Lenders hereby reserve all remedies, powers, rights, and privileges that Lenders may have under the Loan Agreement, this Amendment or the other Loan Documents, at law (including under the Code), in equity, or otherwise; and (b) all terms, conditions, and provisions of the Loan Agreement, this Amendment and the other Loan Documents are and shall remain in full force and effect and nothing herein shall operate as a consent to or a waiver, amendment, or forbearance in respect of any other or further matter (including any Event of Default other than the Designated Events of Default) or any other right, power, or remedy of Lenders under the Loan Agreement, this Amendment and the other Loan Documents.

D.	RELEASE OF LENDERS.

Borrowers acknowledge and agree that in connection with this Amendment, the Loan Agreement or any and all documents executed in connection therewith: (i) Borrowers do not have any claims or causes of action against Lenders; (ii) Borrowers do not have any offsets or defenses against any of their respective obligations, indebtedness or contracts in favor of Lenders; and (iii) Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to and contracts with Borrowers. Borrowers, for themselves and on behalf of their parent, subsidiaries and affiliate corporations, if any, as well as each of their respective directors, officers, agents, employees, servants, shareholders, representatives, attorneys, assigns, predecessors and successors in interest, and each of them, release and waive: (I) any and all liabilities, obligations, or indebtedness of Lenders and each of their parents, subsidiaries and affiliates, as well as each of their respective directors, officers, agents, employees, servants, shareholders, representatives, attorneys, assigns, predecessors and successors in interest, and each of them (hereinafter, the "Lender Released Parties"), to Borrowers which may have existed at any time prior to the execution and delivery of this Amendment; (II) any and all claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrowers might otherwise have against the Lender Released Parties on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Amendment by the parties hereto. Borrowers hereby covenant and agree that they shall not institute or prosecute (or, to the extent required by law, in any way assist, cooperate with the institution or prosecution of) any action, suit, hearing, or other proceeding of any kind, nature or character, at law or in equity, against any Lender Released Party in order to collect, enforce, declare, assert, establish or otherwise raise any defense, claim, cause of action, contract, liability, indebtedness or obligation which is within the scope of those released in this Amendment or which arises out of any fact, contract, condition, claim, cause of action, indebtedness or obligation which is released hereunder.
This Amendment shall constitute a complete defense to any claim, cause of action, contract, liability, indebtedness or obligation released hereunder. Nothing in this Amendment shall be construed as an admission (or shall be admissible in any legal action or proceeding as an admission by any Lender Released Party) that any defense, indebtedness, obligation, liability, contract, claim or cause of action exists which is within the scope of those released within this Amendment since Lender Released Parties deny that any such matters exist and regard this release as unnecessary except to confirm their understanding of the positions of the parties.
Borrowers acknowledge that Section 1542 of the Civil Code of California provides:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor."
Borrowers have been advised by counsel with respect to the release contained herein. Borrowers also acknowledge that Borrowers may hereafter discover facts in addition to or different from those which Borrowers know or believe to be true with respect to the subject matter of the release given hereby, but that it is Borrowers' intention to, and Borrowers do hereby, fully, finally and forever waive any and all rights and defenses as set forth hereinabove. Upon advice of such counsel, and in furtherance of such intention, Borrowers waive all rights granted to Borrowers by Section 1542 of the Civil Code of California, and any similar provision under the laws of the state of New York or any other state, and acknowledge that the release as to the matters released herein, notwithstanding the subsequent discovery or existence of any such additional or different facts.

E.	LIMITED RELEASE OF BOARD OF DIRECTORS.

Lenders acknowledge and agree that in connection with this Amendment, the Loan Agreement or any and all documents executed in connection therewith: (i) Lenders do not have any claims or causes of action against any member of the board of directors of UStel ("Board") who served from and after the Closing Date up tot he date of this Amendment if and to the extent that each such member carried out his or her duties as a director in a manner consistent with the so-called "business judgment rule," as that rule has been interpreted under the laws of the state of Delaware. (it being understood that UStel is a Minnesota corporation and that Delaware corporate law is not applicable to the duties of the directors of UStel, but that the Parties hereto have agreed, as amongst themselves, that the business judgment rule, as interpreted by the Delaware courts as of the date hereof ( and irrespective of whether such courts would apply such rule to the directors of a corporation that is insolvent of or in the zone of insolvency) is to be the applicable standard that is to govern the limited release contained in this Section. Lenders, for themselves and on behalf of their parents, subsidiaries and affiliate corporations, if any, as well as each of their respective directors, officers, agents, employees, servants, shareholders, representatives, attorneys, assigns, predecessors and successors in interest, and each of them, release and waive: (I) any and all liabilities, obligations, or indebtedness of the Board and each of them (hereinafter, the "Board Released Parties"), to Lenders which may have existed at any time prior to the execution and delivery of this Amendment arising out of the Board's failure to conduct itself in a manner consistent with the exercise of the so-called Business Judgment Rule, as that rule has been interpreted under the laws of the state of Delaware;
(II) any and all claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Lenders might otherwise have against the Board Released Parties on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Amendment by the parties hereto arising out of the Board's failure to conduct itself in a manner consistent with the exercise of the so-called Business Judgment Rule, as that rule has been interpreted under the laws of the state of Delaware. Lenders hereby covenant and agree that they shall not institute or prosecute (or, to the extent required by law, in any way assist, cooperate with the institution or prosecution of) any action, suit, hearing, or other proceeding of any kind, nature or character, at law or in equity, against any Board Released Party in order to collect, enforce, declare, assert, establish or otherwise raise any defense, claim, cause of action, contract, liability, indebtedness or obligation which is within the scope of those released in this Amendment or which arises out of any fact, contract, condition, claim, cause of action, indebtedness or obligation which is released hereunder.
This Amendment shall constitute a complete defense to any claim, cause of action, contract, liability, indebtedness or obligation released hereunder. Nothing in this Amendment shall be construed as an admission (or shall be admissible in any legal action or proceeding as an admission by any Board Released Party) that any defense, indebtedness, obligation, liability, contract, claim or cause of action exists which is within the scope of those released within this Amendment since Board Released Parties deny that any such matters exist and regard this release as unnecessary except to confirm their understanding of the positions of the parties.
Lenders acknowledge that Section 1542 of the Civil Code of California provides:
"A general release does not extend to claims which the

creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor."
Lenders have been advised by counsel with respect to the release contained herein. Lenders also acknowledge that Lenders may hereafter discover facts in addition to or different from those which Lenders know or believe to be true with respect to the subject matter of the release given hereby, but that it is Lenders' intention to, and Lender so hereby, fully, finally and forever waive any and all rights and defenses as set forth hereinabove. Upon advice of such counsel, and in furtherance of such intention, Lenders waive all rights granted to Lenders by Section 1542 of the Civil Code of California, and any similar provision under the law of the state of New York or any other state, and acknowledge that the release as to the matters released herein, notwithstanding the subsequent discovery or existence of any such additional or different facts.

F.	ACKNOWLEDGEMENT OF BORROWERS.

1.	Borrowers acknowledge and agree that Lenders, and each of them, have not (i) exercised control over Borrowers and their businesses; (ii) told Borrowers what creditors they should and should not pay; (iii) interfered with Borrowers' corporate governance; (iv) interfered with Borrowers' contractual relationships and/or prospective economic advantages; (v) entered into a partnership or joint venture with Borrowers; (vi) established an agency relationship with Borrowers; (vii) become a fiduciary of Borrowers;
(viii) provided Borrowers with false or misleading information; and/or
(ix) disclosed confidential information of Borrowers. Borrowers also acknowledge and agree that any statements they may have made that are inconsistent with the foregoing acknowledgment was and is incorrect and improper.

2.	Borrowers acknowledge and agree that Lenders have observed and acted consistent with their obligation, if any, to deal with Borrowers in good faith and with fair dealing.

3.	Borrowers acknowledge and agree that any and all costs, expenses and fees (including without limitation, attorneys fees) incurred by Lenders in connection with this Amendment and the Worldcom Settlement Agreement shall constitute Lender Expenses.

G.	REPRESENTATIONS AND WARRANTIES.
Borrowers hereby represent and warrant to Lenders that (a) the execution, delivery, and performance of this Amendment, are within their corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) the Loan Agreement, as amended by this Amendment, constitutes Borrowers' legal, valid, and binding obligation, enforceable against Borrowers in accordance with its terms.

H.	FURTHER ASSURANCES.
Borrowers agree to investigate and to disclose to Lenders any and all actual and potential actions for damages that Borrowers hold against third parties, and shall execute and deliver all financing statements, agreements, documents, and instruments, in form and substance satisfactory to Lenders, and take all actions as Lenders may reasonably request from time to time, to perfect and maintain the perfection and priority of Agent's security interests in the Collateral, and to fully consummate the transactions contemplated under the Loan Agreement and this Amendment.

I.	EFFECT ON LOAN DOCUMENTS.
The Loan Agreement, as amended hereby, and the other Loan
Documents shall be and remain in full force and effect in accordance with their respective terms and each hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of Lenders under the Loan Agreement, as in effect prior to the date hereof. This Amendment shall be deemed a part of and hereby is incorporated into the Loan Agreement.

J.	MISCELLANEOUS.

1.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of New York as the governing law).

2.	This Amendment, and the terms and provisions hereof, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Loan Agreement.

3.	This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

4.	This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the Parties and reduced to writing in its entirety and signed and delivered by each Party.

5.	Upon the effectiveness of this Amendment, each reference in the
Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

6.	Upon the effectiveness of this Amendment, each reference in the
Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above.

USTEL, INC., a Minnesota corporation



By:
	Name:
	Title:

ARCADA COMMUNICATIONS, INC.,
a Washington corporation



By:
	Name:
	Title:

COAST BUSINESS CREDIT, a division of Southern
Pacific Bank, a California corporation



By:
	Name:
	Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
a Bermuda limited partnership



By:
	Name:
	Title:


EXHIBIT A

REAFFIRMATION AND CONSENT
All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment Number One to Loan and Security Agreement, dated as of November 25, 1998 (the "Amendment"). The undersigned hereby (a) represent and warrant to Agent that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate or organizational powers, have been duly authorized by all necessary corporate or other organizational action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the amendment of the Loan Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to Agent under the Guaranty and each of the other Loan Documents to which it is party; and
(d) agrees that its Guaranty and the other Loan Documents to which they are parties is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Agent has no obligation to inform the undersigned of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Reaffirmation and Consent as of the date first written above. CONSORTIUM 2000, INC., a California corporation



By_____________________________________
Its Authorized Signatory